AGREEMENT

     AGREEMENT, dated as of _______________________, 1995, between FastComm Communications Corporation, a Virginia corporation (the "Company"), and each of the other persons and entities listed on the signature pages hereto (collectively, the "Shareholders").

     WHEREAS, the Company has agreed to effect the registration under the Securities Act of an aggregate of _______________ shares of Common Stock owned by the Shareholders (the "Shares"); and

     WHEREAS, to induce the Company to agree to the foregoing the Shareholders have agreed to certain matters, as herein expressly set forth;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions.

     1.1 All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them under the Subscription Agreement by which each Shareholder purchased its shares.

     2. Registration.

     2.1 The Company shall use its best efforts (i) to effect a Shelf Registration under the Securities Act of 1933, as amended (the "Act") of the Shares, and (ii) to keep the registration statement relating to the registration of the Shares (the "Registration Statement") in


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effect through the earlier of January   , 1996 and such time as the Shares
shall have been disposed of in accordance with the Registration Statement, or such later date as the parties shall mutually agree upon.

     3. Certain Undertakings of the Shareholders.

     3.1 For so long as the Registration Statement remains in effect, each Shareholder agrees to (i) deliver a copy of the Prospectus forming a part of the Registration Statement, as such Prospectus may be amended or supplemented, to any broker-dealer or other intermediary and any person or entity purchasing any of such Shareholder's shares thereunder, (ii) give the Company prompt written notice with respect to any proposed purchases or sales by such Shareholder of any Common Stock, and in any event prior to the filing (if required) by the Company of an amended or supplemented Prospectus, specifying the number of shares of Common Stock involved and, in the case of sales of Shares, any arrangement such Shareholder has entered into with a broker or dealer for such sale through a secondary distribution or a purchase by a broker or dealer, the name(s) of such broker-dealer(s), the price at which such Shares are to be sold and the commissions paid or the discounts or concessions allowed to such broker-dealer(s) and (iii) not engage in any action which is designed to or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     4. Expenses

     4.1 Each Shareholder agrees to be responsible for its proportionate share of all registration fees and expenses in connection with the registration of the Shares

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     5. Indemnification.

     5.1 The Company will indemnify and hold harmless each person who participates as an underwriter in the offering or sale of the Shares and each other Person, if any, who controls such underwriter within the meaning of the Act (herein and "Underwriter") and each Shareholder, and each person, if any, who controls any Shareholder or any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Shareholder, such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, and will reimburse each Shareholder, each Underwriter and each such controlling person for any legal or other expenses, reasonably incurred by such Shareholder, such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Shareholder or Underwriter, as the case may be, specifically for use therein.

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     5.2 Each Shareholder will indemnify and hold harmless the Company, each
Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which the Company, such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Shareholder or Underwriter, as the case may be, specifically for use therein, and will reimburse the Company, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Company, each Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     5.3 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and


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it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     6. Miscellaneous.

     6.1 This Agreement constitutes the entire understanding among the parties relating to the subject matter hereof, and neither this Agreement nor any provision hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     6.2 The provisions of this Agreement are binding upon the successors and assigns of the parties hereto. This Agreement (including, without limitation, the indemnification provisions contained in Section 5 hereof) shall be construed and governed in all respects by the law applicable to contracts made and to be performed in the State of New York.

     6.3 Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the jurisdiction of the courts of the State of New York for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New

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York, agrees to appoint an agent in the State of New York as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the courts of the State of New York, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in an improper or otherwise inconvenient forum.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                            FASTCOMM COMMUNICATIONS CORPORATION

                                            By:_________________________________
                                                     President

                                            SELLING SHAREHOLDERS:

                                            Name:_______________________________

                                            No. of Shares Registered: __________
                                            No. of Shares Owned:      __________


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